UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2007

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 11, 2007, Hersha Hospitality Limited Partnership (“HHLP”), the operating partnership of Hersha Hospitality Trust (“Hersha”), entered into a Contribution Agreement (the “Agreement”) by and among Hasu P. Shah and Bharat C. Mehta to acquire one hundred percent of the membership interests (the “Interests”) in H Nevins Street Associates, LLC, a New York limited liability company (the “LLC”), and the owner of the land situated at 32 through 38 Nevins Street, Brooklyn, New York. The purchase price for the Interests was $4.3 million and was paid in cash at closing on June 11, 2007. Hasu P. Shah is the Chairman of the Board of Trustees of Hersha.

The preceding description of the material terms of the Contribution Agreement is qualified in its entirety by reference to the terms of the actual Contribution Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Contribution Agreement, dated as of June 11, 2007, by and among Hersha Hospitality Limited Partnership, Hasu P. Shah and Bharat C. Mehta.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: June 15, 2007	By:	/s/ Michael R. Gillespie
Michael R. Gillespie
Chief Accounting Officer